Exhibit 11.2


                           CONSENT OF INDEPENDENT AUDITORS

The Shareholders and Board of Trustees
The Jefferson Fund Group Trust

We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.

/s/ KPMG Peat Marwick LLP

Milwaukee, Wisconsin
February 25, 1998